UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2006

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. ELECTION OF DIRECTORS

Election of New Director

Neal Kaufman, Chief Executive Officer of North American Technologies Group, Inc., was elected effective May 24, 2006 to serve as a Class III director until the Annual Meeting of Shareholders in 2008 or until his successor is elected and qualified. Prior to becoming the Chief Executive Officer of North American Technologies Group, Inc. on January 1, 2006, Mr. Kaufman served as a consultant to the Company beginning December 5, 2005. Prior to his assuming that position, Mr. Kaufman was Vice President of Product Management for 3Com Corporation, a company engaged in providing secure, converged networking solutions on a global scale to businesses of all sizes. Mr. Kaufman was responsible for overseeing the development of products with sales of over $100,000,000 per quarter. Prior to being named Vice President of Product Management in February 2005, Mr. Kaufman served as Senior Director of 3Com Corporation from March 2001 to February 2005. Mr. Kaufman received his AB in Economics from Harvard College in 1990, his MA in Latin American Studies from Stanford University in 1994, and his MBA from Harvard Business School in 1996. Mr. Kaufman was elected to the Board of Directors in accordance with the terms of his Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Neal P. Kaufman
Neal P. Kaufman, Chief Executive Officer

Dated: June 2, 2006